Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	November 2, 2022

GRAHAM HOLDINGS COMPANY REPORTS
THIRD QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $32.8 million ($6.76 per share) for the third quarter of 2022, compared to $39.6 million ($7.90 per share) for the third quarter of 2021.
The results for the third quarter of 2022 and 2021 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $75.9 million ($15.65 per share) for the third quarter of 2022, compared to $29.5 million ($5.87 per share) for the third quarter of 2021. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the third quarter of 2022:
•$54.2 million in net losses on marketable equity securities (after-tax impact of $40.2 million, or $8.28 per share);
•$2.7 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $2.0 million, or $0.42 per share);
•a net operating gain of $0.6 million from write-up of a cost method investment (after-tax impact of $0.4 million, or $0.09 per share); and
•$1.4 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $1.3 million, or $0.28 per share).
Items included in the Company’s net income for the third quarter of 2021:
•a $1.7 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate ($0.34 per share);
•$26.8 million in goodwill and other long-lived asset impairment charges (after-tax impact of $22.4 million, or $4.46 per share);
•$14.1 million in net gains on marketable equity securities (after-tax impact of $10.3 million, or $2.05 per share);
•$16.7 million in net earnings of affiliates whose operations are not managed by the Company (after-tax impact of $12.2 million, or $2.43 per share);
•a net non-operating loss of $6.4 million from the write-down of an equity method investment (after-tax impact of $4.8 million, or $0.95 per share);
•$2.6 million in net interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest ($0.52 per share); and
•a $15.7 million deferred tax benefit arising from a change in the estimated deferred state income tax rate related to the Company’s pension and other postretirement plans ($3.14 per share).
Revenue for the third quarter of 2022 was $1,012.4 million, up 25% from $809.4 million in the third quarter of 2021. Revenues increased at education, television broadcasting, manufacturing, healthcare, and automotive, partially offset by a decline at other businesses. The Company reported operating income of $59.5 million for the third quarter of 2022, compared to an operating loss of $16.6 million for the third quarter of 2021. Operating results improved at all the Company’s divisions.
For the first nine months of 2022, the Company reported net income attributable to common shares of $60.9 million ($12.48 per share), compared to $267.4 million ($53.33 per share) for the first nine months of 2021. The results for the first nine months of 2022 and 2021 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $198.3 million ($40.63 per
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share) for the first nine months of 2022, compared to $120.8 million ($24.09 per share) for the first nine months of 2021. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the first nine months of 2022:
•a $3.2 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate (after-tax impact of $3.1 million, or $0.64 per share);
•$172.9 million in net losses on marketable equity securities (after-tax impact of $127.9 million, or $26.19 per share);
•$2.8 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $2.1 million, or $0.43 per share);
•Non-operating gain of $2.2 million from sales and write-up of cost and equity method investments (after-tax impact of $1.7 million, or $0.34 per share); and
•$12.8 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $12.3 million, or $2.51 per share).
Items included in the Company’s net income for the first nine months of 2021:
•a $3.9 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate ($0.78 per share);
•$30.2 million in goodwill and long-lived asset impairment charges (after-tax impact of $24.9 million, or $4.97 per share);
•$1.1 million in expenses related to a non-operating Separation Incentive Program (SIP) at manufacturing (after-tax impact of $0.8 million, or $0.16 per share);
•$177.0 million in net gains on marketable equity securities (after-tax impact of $128.8 million, or $25.69 per share);
•$25.6 million in net earnings of affiliates whose operations are not managed by the Company (after-tax impact of $18.7 million, or $3.72 per share);
•a net non-operating gain of $10.8 million from the sale, write-up and write-down of cost and equity method investments (after-tax impact of $7.9 million, or $1.58 per share);
•$2.7 million in net interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest ($0.54 per share); and
•a $15.7 million deferred tax benefit arising from a change in the estimated deferred state income tax rate related to the Company’s pension and other postretirement plans ($3.14 per share).
Revenue for the first nine months of 2022 was $2,860.5 million, up 23% from $2,323.0 million in the first nine months of 2021. Revenues increased at all the Company’s divisions. The Company reported operating income of $138.8 million for the first nine months of 2022, compared to $54.8 million for the first nine months of 2021. Operating results increased at education, television broadcasting, manufacturing and automotive, offset by declines at healthcare and other businesses.
Division Results
Education
Education division revenue totaled $355.1 million for the third quarter of 2022, up 6% from $336.0 million for the same period of 2021. Kaplan reported operating income of $18.6 million for the third quarter of 2022, compared to $9.9 million for the third quarter of 2021.
For the first nine months of 2022, education division revenue totaled $1,066.1 million, up 6% from $1,005.3 million for the same period of 2021. Kaplan reported operating income of $57.8 million for the first nine months of 2022, compared to $42.0 million for the first nine months of 2021.
The COVID-19 pandemic adversely impacted Kaplan’s operating results during 2021 and, to a lesser extent, the first nine months of 2022. Kaplan serves a large number of students who travel to other countries to study a second language, prepare for licensure, or pursue a higher education degree. Government-imposed travel restrictions and
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school closures arising from COVID-19 had a negative impact on the ability of certain international students to travel and attend Kaplan’s programs, particularly at Kaplan International’s Language programs (Languages) in 2021.
A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Nine Months Ended
	September 30			September 30
(in thousands)	2022	2021	% Change	2022	2021	% Change
Revenue
Kaplan international	$193,085	$168,143	15	$598,469	$521,314	15
Higher education	80,684	85,518	(6)	229,467	239,944	(4)
Supplemental education	79,566	80,489	(1)	233,416	238,055	(2)
Kaplan corporate and other	4,927	3,761	31	13,726	10,739	28
Intersegment elimination	(3,198)	(1,912)	—	(8,989)	(4,752)	—
	$355,064	$335,999	6	$1,066,089	$1,005,300	6
Operating Income (Loss)
Kaplan international	$8,503	$(999)	—	$48,130	$23,285	—
Higher education	9,027	9,525	(5)	16,768	18,152	(8)
Supplemental education	9,471	11,769	(20)	17,671	33,079	(47)
Kaplan corporate and other	(4,579)	(6,426)	29	(12,783)	(17,375)	26
Amortization of intangible assets	(3,980)	(3,888)	(2)	(12,190)	(11,967)	(2)
Impairment of long-lived assets	—	(67)	—	—	(3,273)	—
Intersegment elimination	203	—	—	166	97	—
	$18,645	$9,914	88	$57,762	$41,998	38
Kaplan International includes postsecondary education, professional training and language training businesses largely outside the United States. Kaplan International revenue increased 15% for the third quarter and first nine months of 2022 (26% and 23%, respectively, on a constant currency basis). The increase is due largely to growth at Languages, Pathways and UK Professional, partially offset by a decline at Singapore. Kaplan International reported operating income of $8.5 million in the third quarter of 2022, compared to an operating loss of $1.0 million in the third quarter of 2021. Operating income increased to $48.1 million in the first nine months of 2022, compared to $23.3 million in the first nine months of 2021. The improved results are due largely to a reduction in losses at Languages, and improved results at Pathways, partially offset by a decline at Singapore. Overall, Kaplan International’s operating results were negatively impacted by $5 million and $31 million in losses, respectively, incurred at Languages from COVID-19 disruptions for the third quarter and first nine months of 2021. The losses incurred at Languages for the first nine months of 2022 were substantially lower than the prior year, and Languages reported an operating profit in the third quarter of 2022.
Higher Education includes the results of Kaplan as a service provider to higher education institutions. In the third quarter and first nine months of 2022, Higher Education revenue declined 6% and 4%, respectively, due largely to lower costs incurred for reimbursement under the Purdue Global agreement. For the third quarter and first nine months of 2022 and 2021, Kaplan recorded a portion of the fee with Purdue Global based on an assessment of its collectability under the TOSA. Enrollments at Purdue Global for the first nine months of 2022 were approximately the same as the first nine months of 2021. The Company will continue to assess the collectability of the fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the fee in the future and whether to make adjustments to fee amounts recognized in earlier periods. Higher Education results declined in the third quarter and first nine months of 2022 due to increased investment costs incurred related to other university agreements, partially offset by an increase in the Purdue Global fee recorded.
Supplemental Education includes Kaplan’s standardized test preparation programs and domestic professional and other continuing education businesses. In November 2021, Supplemental Education acquired two small businesses. Supplemental Education revenue declined 1% and 2% for the third quarter and first nine months of 2022, respectively, due largely to declines in retail comprehensive test preparation demand, offset in part by growth in demand for professional certifications. Overall, demand for graduate and pre-college test preparation programs has declined due to the strength of U.S. employment markets and the decline in test-takers. Operating results declined in the third quarter and first nine months of 2022 due to lower revenues and increased advertising and product development costs.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.
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Television Broadcasting
Graham Media Group, Inc. owns seven television stations located in Houston, TX; Detroit, MI; Orlando, FL; San Antonio, TX; Jacksonville, FL; and Roanoke, VA, as well as SocialNewsDesk, a provider of social media management tools designed to connect newsrooms with their users. Revenue at the television broadcasting division increased 7% to $135.2 million in the third quarter of 2022, from $126.5 million in the same period of 2021. The revenue increase is due primarily to a $19.4 million increase in political advertising revenue, partially offset by a decline in other categories from fewer available advertising spots, and a small decline in retransmission revenues. Operating income for the third quarter of 2022 increased 29% to $52.3 million, from $40.6 million in the same period of 2021, due to increased revenues and a reduction in incentive compensation costs.
Revenue at the television broadcasting division increased 6% to $381.0 million in the first nine months of 2022, from $360.1 million in the same period of 2021. The revenue increase is due to a $24.4 million increase in political revenue, a $2.8 million increase in retransmission revenues, and increases from winter Olympics and Super Bowl advertising revenue at the Company’s NBC affiliates in the first quarter of 2022. Operating income for the first nine months of 2022 increased 21% to $131.9 million, from $109.1 million in the same period of 2021, due to increased revenues and a reduction in incentive compensation costs. While per subscriber rates from cable, satellite and OTT providers have grown, overall subscribers are down due to cord cutting across all platforms, resulting in retransmission revenue net of network fees in 2022 expected to be flat compared with 2021, and this trend is expected to continue in the future.
Manufacturing
Manufacturing includes four businesses: Hoover, a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton, a manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications.
Manufacturing revenues increased 23% and 3% in the third quarter and first nine months of 2022, respectively. The revenue growth for the third quarter of 2022 is due primarily to significantly increased revenues at Hoover due to higher wood prices and increased product demand. The revenue growth for the first nine months of 2022 is due to increased revenues at Dekko, Joyce and Forney, partially offset by a reduction in revenues at Hoover from lower wood prices in the first half of 2022, but overall modestly higher product demand. Wood prices were highly volatile in 2021 and the first nine months of 2022. Overall, Hoover results included wood gains on inventory sales for both the first nine months of 2022 and 2021; however, wood gains on inventory sales were higher in the first nine months of 2022. For the third quarter of 2022, Hoover results included modest wood losses on inventory sales, compared with significant wood losses on inventory sales in the third quarter of 2021. Manufacturing operating results increased significantly in the third quarter and first nine months of 2022. Operating results increased for the third quarter of 2022 due primarily to a $26.7 million goodwill impairment charge recorded at Dekko during the third quarter of 2021 and significantly improved results at Hoover due to substantial wood losses on inventory sales in the third quarter of 2021. Operating results increased for the first nine months of 2022 due primarily to the Dekko goodwill impairment charge in 2021 and improved results at Hoover and Forney. Excluding the impact of wood gains and losses, Hoover results improved in the third quarter and first nine months of 2022.
Healthcare
Graham Healthcare Group (GHG) provides home health and hospice services in seven states. In December 2021, GHG acquired two small businesses, one of which expanded GHG’s home health operations into Florida. In May 2022, GHG acquired two small businesses, one of which expanded GHG’s home health operations into Kansas and Missouri. In July 2022, GHG acquired a 100% interest in a multi-state provider of Applied Behavior Analysis clinics and in August 2022, GHG acquired two small businesses, which expanded GHG’s hospice services into Missouri and Ohio. GHG provides other healthcare services, including nursing care and prescription services for patients receiving in-home infusion treatments through its 75% interest in CSI Pharmacy Holdings Company, LLC (CSI).
Healthcare revenues increased 57% and 44% for the third quarter and first nine months of 2022, respectively, largely due to significant growth at CSI and from businesses acquired in the fourth quarter of 2021 and the first nine months of 2022, along with growth in home health and hospice services. The increase in GHG operating results in the third quarter of 2022 is due to improved results at CSI, partially offset by net losses from newly acquired businesses and increased marketing, human resources, recruiting and business development costs and overall increased compensation and transportation costs in nursing and clinical staffing. The decline in GHG operating results in the first nine months of 2022 is due to net losses from newly acquired businesses, increased marketing, human resources, recruiting and business development costs and overall increased compensation and transportation costs in nursing and clinical staffing, partially offset by improved results at CSI.
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The Company also holds interests in four home health and hospice joint ventures managed by GHG, whose results are included in equity in earnings of affiliates in the Company’s Consolidated Statements of Operations. The Company recorded equity in earnings of $1.5 million and $2.5 million for the third quarter of 2022 and 2021, respectively, from these joint ventures. The Company recorded equity in earnings of $5.1 million and $8.0 million for the first nine months of 2022 and 2021, respectively. During the first quarter of 2022, GHG, through its Residential Home Health Illinois and Residential Hospice Illinois affiliates, acquired an interest in the home health and hospice assets of NorthShore University HealthSystem, an integrated healthcare delivery system serving patients throughout the Chicago, IL area. The transaction resulted in a decrease to GHG’s interest in Residential Hospice Illinois and a $0.6 million non-operating gain was recorded in the first quarter of 2022 related to the change in interest.
Automotive
Automotive includes six automotive dealerships in the Washington, D.C. metropolitan area: Ourisman Lexus of Rockville, Ourisman Honda of Tysons Corner, Ourisman Jeep Bethesda and Ourisman Ford of Manassas, which was acquired on December 28, 2021, from the Battlefield Automotive Group. In addition, on July 5, 2022, the Company acquired a Toyota dealership and a Chrysler-Dodge-Jeep-Ram (CDJR) dealership in Woodbridge, VA from the Lustine Automotive Group. Christopher J. Ourisman, a member of the Ourisman Automotive Group family of dealerships, and his team of industry professionals operate and manage the dealerships; the Company holds a 90% stake.
Revenues for the third quarter and first nine months of 2022 increased significantly due to the acquisitions of the Ford, Toyota and CDJR dealerships and sales growth at the Jeep dealership due to an increase in new vehicle inventory provided by the manufacturer and higher average new and used car selling prices at the Jeep, Lexus and Honda dealerships as a result of strong customer demand and new vehicle inventory shortages related to supply chain disruptions and production delays at vehicle manufacturers, partially offset by decreased revenues at the Honda and Lexus dealerships due to volume declines as a result of inventory shortages. Operating results for the third quarter and first nine months of 2022 improved significantly due largely to the Ford, Toyota and CDJR acquisitions and improved results at the Jeep dealership due to increased sales and margins, and at the Lexus dealership due to increased margins, offset by declines at the Honda dealership due to inventory shortages.
Other Businesses
Leaf Group
On June 14, 2021, the Company acquired Leaf Group Ltd. (Leaf), a consumer internet company, headquartered in Santa Monica, CA, that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). Leaf has three major operating divisions: Society6 Group and Saatchi Art Group (Marketplace businesses) and the Media Group. For the third quarter of 2022, revenue for Society6 Group and the Media Group declined, while Saatchi Art Group reported revenue growth. Overall, Leaf reported significant operating losses for the third quarter and first nine months of 2022.
Clyde’s Restaurant Group
Clyde’s Restaurant Group (CRG) owns and operates ten restaurants and entertainment venues in the Washington, D.C. metropolitan area, including Old Ebbitt Grill and The Hamilton. As a result of the COVID-19 pandemic, CRG temporarily closed its restaurant dining rooms in Maryland and the District of Columbia in December 2020, reopening again for limited indoor dining service in February 2021. Various government-ordered dining restrictions continued until the middle of 2021. CRG’s operating results are seasonal with the second and fourth quarters generally stronger than the first and third quarters. CRG incurred an operating loss for the third quarter of 2022, while reporting a small operating profit for the first nine months of 2022. Both revenues and operating results improved significantly from the third quarter and first nine months of 2021 due largely to the absence of government-ordered dining restrictions in 2022 and a favorable rent concession recorded in the second quarter of 2022. Improvement in both revenue and operating results is expected to continue in the fourth quarter of 2022.
Framebridge
Framebridge is a custom framing service company, headquartered in Washington, D.C., with sixteen retail locations in the Washington, D.C., New York City, Atlanta, GA, Philadelphia, PA, Boston, MA and Chicago, IL areas and two manufacturing facilities in Kentucky and New Jersey. Framebridge opened an additional store in the New York City area in October 2022. Framebridge revenues increased in the third quarter and first nine months of 2022 due to operating additional retail stores compared to the same periods in 2021. Framebridge is an investment stage business and reported significant operating losses in the first nine months of 2022 and 2021.
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Code3
Code3 is a performance marketing agency focused on driving performance for brands through three core elements of digital success: media, creative and commerce. Code3 revenue declined in the third quarter and first nine months of 2022 due to sluggish marketing spending by certain advertising clients. Code3 reported operating losses in each of the first nine months of 2022 and 2021. In the second quarter of 2021, Code3 recorded a $1.6 million lease impairment charge (including $0.4 million in property, plant and equipment write-downs).
Other
Other businesses also include Slate and Foreign Policy, which publish online and print magazines and websites; and four investment stage businesses, CyberVista, Decile, Pinna and City Cast. Slate, Foreign Policy, CyberVista, Pinna and City Cast reported revenue increases in the first nine months of 2022. Losses from each of these six businesses in the first nine months of 2022 adversely affected operating results. In October 2022, the Company announced a strategic merger of CyberVista and CyberWire, a B2B cybersecurity audio network to form a new parent company, N2K Networks. N2K Networks will focus on expanding its technology platform to enable development of more resilient enterprise cyber workforces, to pioneer new markets, and to create original “news to knowledge” audio brands. In conjunction with the merger, a Series A funding round led by the Company also closed. The Company’s investment in N2K Networks will be reported as an equity method investment.
Overall, for the third quarter of 2022, operating revenues for other businesses declined due largely to decreased revenues at Leaf and Code3, partially offset by an increase at CRG. For the first nine months of 2022, operating revenues for other businesses increased due largely to the Leaf acquisition and increases at CRG and Framebridge. Operating results declined in the first nine months of 2022 due primarily to increased losses at Leaf and Framebridge, partially offset by improved results at CRG.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in Earnings (Losses) of Affiliates
At September 30, 2022, the Company held an approximate 12% interest in Intersection Holdings, LLC (Intersection), a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces. The Company also holds interests in several other affiliates, including a number of home health and hospice joint ventures managed by GHG and two joint ventures managed by Kaplan. Overall, the Company recorded equity in losses of affiliates of $1.1 million for the third quarter of 2022, compared to earnings of $13.0 million for the third quarter of 2021. These amounts include $2.7 million in net losses for the third quarter of 2022 from affiliates whose operations are not managed by the Company compared to $16.7 million in net earnings for the third quarter of 2021; this includes losses from the Company’s investment in Intersection in the third quarter of 2022. The Company recorded $6.4 million in write-downs in equity in earnings of affiliates related to one of its investments in the third quarter of 2021.
The Company recorded equity in earnings of affiliates of $2.9 million for the first nine months of 2022, compared to $28.2 million for the first nine months of 2021. These amounts include $2.8 million in net losses for the first nine months of 2022 from affiliates whose operations are not managed by the Company compared to $25.6 million in net earnings for the first nine months of 2021; this includes losses from the Company’s investment in Intersection in the first nine months of 2022 and 2021. The Company recorded $6.4 million in write-downs in equity in earnings of affiliates related to one of its investments in the third quarter of 2021.
Net Interest Expense and Related Balances
In connection with the acquisition of the Toyota and CDJR dealerships, in July 2022, the automotive subsidiary of the Company amended its commercial note due January 1, 2032, to increase the aggregate loan amount to $71.6 million. Additionally, the Company borrowed $27.2 million, comprised of three commercial notes, and entered into an interest rate swap to fix the interest rate on the debts at 4.861% per annum.
The Company incurred net interest expense of $10.8 million and $36.8 million for the third quarter and first nine months of 2022, respectively; compared to $9.4 million and $22.5 million for the third quarter and first nine months of 2021, respectively. The Company recorded interest expense of $1.4 million and $12.8 million in the third quarter and first nine months of 2022, respectively, to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG. The Company recorded net interest expense of $2.6 million in the third quarter of 2021 and $2.7 million in the first nine months of 2021 to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG.
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At September 30, 2022, the Company had $710.3 million in borrowings outstanding at an average interest rate of 5.2%, and cash, marketable equity securities and other investments of $781.6 million. At September 30, 2022, the Company had $180.7 million outstanding on its $300 million revolving credit facility.
Non-operating Pension and Postretirement Benefit Income, net
The Company recorded net non-operating pension and postretirement benefit income of $50.7 million and $152.1 million for the third quarter and first nine months of 2022, respectively; compared to $27.6 million and $81.6 million for the third quarter and first nine months of 2021, respectively.
In the second quarter of 2021, the Company recorded $1.1 million in expenses related to a non-operating SIP at manufacturing.
(Loss) Gain on Marketable Equity Securities, net
Overall, the Company recognized $54.3 million and $172.9 million in net losses on marketable equity securities in the third quarter and first nine months of 2022, respectively; compared to $14.1 million and $177.0 million in net gains on marketable equity securities in the third quarter and first nine months of 2021, respectively.
Other Non-Operating Income
The Company recorded total other non-operating income, net, of $2.4 million for the third quarter of 2022, compared to $5.2 million for the third quarter of 2021. The 2022 amounts included $1.4 million in gains related to the sale of businesses and contingent consideration, a $0.6 million fair value increase on a cost method investment, and other items; partially offset by $0.4 million in foreign currency losses. The 2021 amounts included $1.3 million in gains related to the sale of businesses and contingent consideration and other items.
The Company recorded total non-operating income, net of $6.4 million for the first nine months of 2022, compared to $27.7 million for the first nine months of 2021. The 2022 amounts included $3.1 million in gains related to the sale of businesses and contingent consideration, $1.0 million in gains on sales of cost method investments, a $0.6 million gain on sale of an equity affiliate, a $0.6 million fair value increase on a cost method investment, and other items; partially offset by $2.0 million in foreign currency losses. The 2021 amounts included $6.8 million in gains on sales of cost method investments, $10.5 million in fair value increases on cost method investments, $2.7 million in gains related to the sale of businesses and contingent consideration, $0.7 million in foreign currency gains, and other items.
Provision for Income Taxes
The Company’s effective tax rate for the first nine months of 2022 and 2021 was 29.6% and 22.6%, respectively. The Company’s effective tax rate for 2021 was favorably impacted by a $15.7 million deferred tax adjustment arising from a change in the estimated deferred state income tax rate attributable to the apportionment formula used in the calculation of deferred taxes related to the Company’s pension and other postretirement plans.
Earnings Per Share
The calculation of diluted earnings per share for the third quarter and first nine months of 2022 was based on 4,819,661 and 4,853,267 weighted average shares outstanding, respectively, compared to 4,976,998 and 4,980,056, respectively, for the third quarter and first nine months of 2021. At September 30, 2022, there were 4,814,182 shares outstanding. On September 10, 2020, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 176,634 shares as of September 30, 2022.
Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2021 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the duration and severity of the COVID-19 pandemic and its effects on the Company’s operations, financial results, liquidity and cash flows. Other forward-looking statements include comments about expectations related to acquisitions or dispositions or related business activities, including the TOSA, the Company’s business strategies and objectives, anticipated results of license renewal applications, the prospects for growth in the Company’s various business operations and the Company’s future financial performance. As with any projection or forecast, forward-looking statements are subject to various risks and uncertainties, including the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K, that could cause actual results or events to differ materially from those anticipated in such statements.
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Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30%
(in thousands, except per share amounts)	2022	2021	Change
Operating revenues	$1,012,438	$809,436	25
Operating expenses	918,614	764,568	20
Depreciation of property, plant and equipment	19,657	18,741	5
Amortization of intangible assets	14,635	15,981	(8)
Impairment of goodwill and other long-lived assets	—	26,753	—
Operating income (loss)	59,532	(16,607)	—
Equity in (losses) earnings of affiliates, net	(1,111)	12,964	—
Interest income	803	(79)	—
Interest expense	(11,579)	(9,343)	24
Non-operating pension and postretirement benefit income, net	50,687	27,561	84
(Loss) gain on marketable equity securities, net	(54,250)	14,069	—
Other income, net	2,358	5,218	(55)
Income before income taxes	46,440	33,783	37
Provision for (benefit from) income taxes	12,600	(5,900)	—
Net income	33,840	39,683	(15)
Net income attributable to noncontrolling interests	(1,060)	(97)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$32,780	$39,586	(17)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$6.78	$7.93	(15)
Basic average number of common shares outstanding	4,808	4,961
Diluted net income per common share	$6.76	$7.90	(14)
Diluted average number of common shares outstanding	4,820	4,977
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30%
(in thousands, except per share amounts)	2022	2021	Change
Operating revenues	$2,860,461	$2,323,043	23
Operating expenses	2,618,649	2,140,954	22
Depreciation of property, plant and equipment	58,545	51,886	13
Amortization of intangible assets	44,436	43,807	1
Impairment of goodwill and other long-lived assets	—	31,568	—
Operating income	138,831	54,828	—
Equity in earnings of affiliates, net	2,920	28,168	(90)
Interest income	2,214	2,687	(18)
Interest expense	(38,969)	(25,144)	55
Non-operating pension and postretirement benefit income, net	152,063	81,564	86
(Loss) gain on marketable equity securities, net	(172,878)	176,981	—
Other income, net	6,410	27,660	(77)
Income before income taxes	90,591	346,744	(74)
Provision for income taxes	26,800	78,500	(66)
Net income	63,791	268,244	(76)
Net income attributable to noncontrolling interests	(2,872)	(850)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$60,919	$267,394	(77)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$12.51	$53.49	(77)
Basic average number of common shares outstanding	4,841	4,966
Diluted net income per common share	$12.48	$53.33	(77)
Diluted average number of common shares outstanding	4,853	4,980

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30		%	September 30		%
(in thousands)	2022	2021	Change	2022	2021	Change
Operating Revenues
Education	$355,064	$335,999	6	$1,066,089	$1,005,300	6
Television broadcasting	135,165	126,498	7	380,970	360,089	6
Manufacturing	122,964	99,766	23	365,966	356,849	3
Healthcare	87,176	55,445	57	230,816	160,184	44
Automotive	211,396	84,702	—	509,965	242,702	—
Other businesses	101,207	107,539	(6)	308,150	199,477	54
Corporate office	—	—	—	—	—	—
Intersegment elimination	(534)	(513)	—	(1,495)	(1,558)	—
	$1,012,438	$809,436	25	$2,860,461	$2,323,043	23
Operating Expenses
Education	$336,419	$326,085	3	$1,008,327	$963,302	5
Television broadcasting	82,834	85,948	(4)	249,059	250,958	(1)
Manufacturing	113,317	139,249	(19)	341,842	374,997	(9)
Healthcare	81,128	50,185	62	212,147	139,189	52
Automotive	200,346	80,196	—	484,472	233,887	—
Other businesses	122,361	131,412	(7)	386,392	264,609	46
Corporate office	17,035	13,481	26	40,886	42,831	(5)
Intersegment elimination	(534)	(513)	—	(1,495)	(1,558)	—
	$952,906	$826,043	15	$2,721,630	$2,268,215	20
Operating Income (Loss)
Education	$18,645	$9,914	88	$57,762	$41,998	38
Television broadcasting	52,331	40,550	29	131,911	109,131	21
Manufacturing	9,647	(39,483)	—	24,124	(18,148)	—
Healthcare	6,048	5,260	15	18,669	20,995	(11)
Automotive	11,050	4,506	—	25,493	8,815	—
Other businesses	(21,154)	(23,873)	11	(78,242)	(65,132)	(20)
Corporate office	(17,035)	(13,481)	(26)	(40,886)	(42,831)	5
	$59,532	$(16,607)	—	$138,831	$54,828	—
Depreciation
Education	$8,360	$8,217	2	$25,396	$23,479	8
Television broadcasting	2,961	3,462	(14)	9,335	10,478	(11)
Manufacturing	2,358	2,402	(2)	7,109	7,346	(3)
Healthcare	590	322	83	1,455	970	50
Automotive	1,067	535	99	2,596	1,555	67
Other businesses	4,169	3,649	14	12,198	7,578	61
Corporate office	152	154	(1)	456	480	(5)
	$19,657	$18,741	5	$58,545	$51,886	13
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$3,980	$3,955	1	$12,190	$15,240	(20)
Television broadcasting	1,360	1,361	0	4,080	4,081	0
Manufacturing	5,076	32,541	(84)	15,403	46,138	(67)
Healthcare	905	756	20	2,822	2,317	22
Automotive	—	—	—	—	—	—
Other businesses	3,314	4,121	(20)	9,941	7,599	31
Corporate office	—	—	—	—	—	—
	$14,635	$42,734	(66)	$44,436	$75,375	(41)
Pension Expense
Education	$2,233	$2,339	(5)	$6,700	$7,020	(5)
Television broadcasting	884	901	(2)	2,666	2,692	(1)
Manufacturing	276	321	(14)	828	962	(14)
Healthcare	138	141	(2)	417	421	(1)
Automotive	6	—	—	17	—	—
Other businesses	552	458	21	1,549	1,314	18
Corporate office	1,468	1,615	(9)	4,404	4,845	(9)
	$5,557	$5,775	(4)	$16,581	$17,254	(4)
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30		%	September 30		%
(in thousands)	2022	2021	Change	2022	2021	Change
Operating Revenues
Kaplan international	$193,085	$168,143	15	$598,469	$521,314	15
Higher education	80,684	85,518	(6)	229,467	239,944	(4)
Supplemental education	79,566	80,489	(1)	233,416	238,055	(2)
Kaplan corporate and other	4,927	3,761	31	13,726	10,739	28
Intersegment elimination	(3,198)	(1,912)	—	(8,989)	(4,752)	—
	$355,064	$335,999	6	$1,066,089	$1,005,300	6
Operating Expenses
Kaplan international	$184,582	$169,142	9	$550,339	$498,029	11
Higher education	71,657	75,993	(6)	212,699	221,792	(4)
Supplemental education	70,095	68,720	2	215,745	204,976	5
Kaplan corporate and other	9,506	10,187	(7)	26,509	28,114	(6)
Amortization of intangible assets	3,980	3,888	2	12,190	11,967	2
Impairment of long-lived assets	—	67	—	—	3,273	—
Intersegment elimination	(3,401)	(1,912)	—	(9,155)	(4,849)	—
	$336,419	$326,085	3	$1,008,327	$963,302	5
Operating Income (Loss)
Kaplan international	$8,503	$(999)	—	$48,130	$23,285	—
Higher education	9,027	9,525	(5)	16,768	18,152	(8)
Supplemental education	9,471	11,769	(20)	17,671	33,079	(47)
Kaplan corporate and other	(4,579)	(6,426)	29	(12,783)	(17,375)	26
Amortization of intangible assets	(3,980)	(3,888)	(2)	(12,190)	(11,967)	(2)
Impairment of long-lived assets	—	(67)	—	—	(3,273)	—
Intersegment elimination	203	—	—	166	97	—
	$18,645	$9,914	88	$57,762	$41,998	38
Depreciation
Kaplan international	$5,709	$5,516	3	$17,258	$15,603	11
Higher education	988	923	7	3,072	2,648	16
Supplemental education	1,570	1,658	(5)	4,787	4,904	(2)
Kaplan corporate and other	93	120	(23)	279	324	(14)
	$8,360	$8,217	2	$25,396	$23,479	8
Pension Expense
Kaplan international	$67	$73	(8)	$202	$221	(9)
Higher education	961	1,109	(13)	2,862	3,329	(14)
Supplemental education	1,029	954	8	3,106	2,861	9
Kaplan corporate and other	176	203	(13)	530	609	(13)
	$2,233	$2,339	(5)	$6,700	$7,020	(5)
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
▪the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
▪the ability to identify trends in the Company’s underlying business; and
▪a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following tables reconcile the non-GAAP financial measures to the most directly comparable GAAP measures:
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	Three Months Ended September 30
	2022			2021
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$46,440	$12,600	$33,840	$33,783	$43,000	$39,683
Attributable to noncontrolling interests			(1,060)			(97)
Attributable to Graham Holdings Company Stockholders			32,780			39,586
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition	—	—	—	(1,687)	—	(1,687)
Goodwill and other long-lived asset impairment charges	—	—	—	26,753	4,398	22,355
Net losses (gains) on marketable equity securities	54,250	14,094	40,156	(14,070)	(3,798)	(10,272)
Net losses (earnings) of affiliates whose operations are not managed by the Company	2,732	709	2,023	(16,700)	(4,507)	(12,193)
Non-operating (gain) loss, net, from the write-up and write-down of cost and equity method investments	(560)	(146)	(414)	6,441	1,656	4,785
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	1,369	21	1,348	2,619	—	2,619
Tax benefit related to the Company’s pension and other postretirement plans	—	—	—	—	15,742	(15,742)
Net income, adjusted (non-GAAP)			$75,893			$29,451

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$6.76			$7.90
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition			—			(0.34)
Goodwill and other long-lived asset impairment charges			—			4.46
Net losses (gains) on marketable equity securities			8.28			(2.05)
Net losses (earnings) of affiliates whose operations are not managed by the Company			0.42			(2.43)
Non-operating (gain) loss, net, from the write-up and write-down of cost and equity method investments			(0.09)			0.95
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			0.28			0.52
Tax benefit related to the Company’s pension and other postretirement plans			—			(3.14)
Diluted income per common share, adjusted (non-GAAP)			$15.65			$5.87

The adjusted diluted per share amounts may not compute due to rounding.
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	Nine Months Ended September 30
	2022			2021
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$90,591	$26,800	$63,791	$346,744	$78,500	$268,244
Attributable to noncontrolling interests			(2,872)			(850)
Attributable to Graham Holdings Company Stockholders			60,919			267,394
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition	(3,163)	(24)	(3,139)	(3,900)	—	(3,900)
Goodwill and long-lived asset impairment charges	—	—	—	30,192	5,284	24,908
Charges related to a non-operating Separation Incentive Program	—	—	—	1,118	297	821
Net losses (gains) on marketable equity securities	172,878	45,013	127,865	(176,981)	(48,165)	(128,816)
Net losses (earnings) of affiliates whose operations are not managed by the Company	2,806	729	2,077	(25,596)	(6,930)	(18,666)
Non-operating gain, net, from sales, write-ups and impairments of cost and equity method investments	(2,239)	(567)	(1,672)	(10,764)	(2,833)	(7,931)
Net interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	12,799	531	12,268	2,715	—	2,715
Tax benefit related to the Company’s pension and other postretirement plans	—	—	—	—	15,742	(15,742)
Net income, adjusted (non-GAAP)			$198,318			$120,783

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$12.48			$53.33
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition			(0.64)			(0.78)
Goodwill and long-lived asset impairment charges			—			4.97
Charges related to a non-operating Separation Incentive Program			—			0.16
Net losses (gains) on marketable equity securities			26.19			(25.69)
Net losses (earnings) of affiliates whose operations are not managed by the Company			0.43			(3.72)
Non-operating gain, net, from sales, write-ups and impairments of cost and equity method investments			(0.34)			(1.58)
Net interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			2.51			0.54
Tax benefit related to the Company’s pension and other postretirement plans			—			(3.14)
Diluted income per common share, adjusted (non-GAAP)			$40.63			$24.09

The adjusted diluted per share amounts may not compute due to rounding.

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